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                                                                      EXHIBIT 24

                                  VIACOM INC.
                           VIACOM INTERNATIONAL INC.


                               Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS that the undersigned director and/or officer of VIACOM INC., a Delaware corporation ("Viacom"), and VIACOM INTERNATIONAL INC., a Delaware corporation (the "Company"), hereby constitutes and appoints Philippe P. Dauman and Michael D. Fricklas his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) on behalf of the Company, a registration statement on Form S-4, or such other form as may be recommended by counsel, to be filed with the Securities and Exchange Commission (the "Commission"), and any and all amendments and post-effective amendments thereto and supplements to the Offering Circular - Prospectus contained therein, and any and all instruments, registration statements and documents filed as a part of or in connection with the said registration statement or amendments thereto or supplements or amendments to such Offering Circular - Prospectus, covering the offering and issuance of shares of the Company's Class A Common Stock and Series A Preferred Stock (the "Securities") to be issued in connection with the proposed exchange offer for shares of Viacom Inc. Class A Common Stock and/or Class B Common Stock, (2) on behalf of Viacom, a Schedule 13E-4 relating to the Securities to be filed by Viacom with the Commission under the Securities Exchange Act of 1934, as amended, and any and all instruments and documents filed as part of or in connection with such Schedule 13E-4 or amendments thereto, (3) any registration statements or reports relating to the Securities to be filed by the Company or Viacom with the Commission and/or any national securities exchanges under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and any and all instruments and documents filed as a part of or in connection with such registration statements, schedules or reports or amendments thereto, and (4) any documents in connection with the Parents Agreement among Viacom Inc., Tele-Communications, Inc. and TCI Communications, Inc., the Implementation Agreement among the Company and Viacom International Services Inc., the Subscription Agreement among the Company, Tele-Communications, Inc. and TCI Communications Inc. and related agreements thereto and any transactions contemplated thereby; granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto signed my name this 16th day of November, 1995.



                                             /s/  Sumner M. Redstone
                                                ---------------------------
                                                  Sumner M. Redstone



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